Exhibit 10.1

CONFIDENTIAL TREATMENT

AMENDMENT NO. 7
to the
MANUFACTURING AND SUPPLY AGREEMENT
entered into as of September 30, 2001
by and between
ACS Dobfar, SpA and Cubist Pharmaceuticals, Inc.

This AMENDMENT NO. 7 (“Amendment No. 7”), to that certain Manufacturing and Supply Agreement (the “Agreement”) entered into as of September 30, 2001, is made effective this 1st day of July, 2014 (“Amendment No. 7 Effective Date”), by and between ACS Dobfar, SpA, an Italian corporation (“ACSD”) and Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement, and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment No. 7, including definitions in the preamble and recitals hereto.

WHEREAS, Cubist and ACSD desire to amend the Agreement as set forth in this Amendment No. 7;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.Amendment of Section 5.1. The Agreement is hereby amended by adding the following sentence after the last sentence of Section 5.1:

“Notwithstanding the foregoing, if []* from and after []* or the parties mutually agree to []*, then Cubist’s volume purchase requirements set forth in this Agreement shall be deleted, waived and no longer be of any effect.”

2.Amendment of Section 5.2. The Agreement is hereby amended by deleting Section 5.2 in its entirety and replacing it with “[Reserved].”

3.Amendment of Section 5.3. The Agreement is hereby amended by adding the following as a new sentence to fall between the current first sentence and the current second sentence of Section 5.3:

“Each such Purchase Forecast shall specify the quantity of Product forecasted that is intended for worldwide distribution, and as such shall be manufactured in the []* []* and with use of the []* equipment installed in []* (“Worldwide Product”), and the

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

quantity of Product that is intended for distribution in those countries where the use of such specific equipment is not required (“Non-Specific Product”).”

4.Amendment of Section 5.6. The Agreement is hereby amended by deleting subsection (a) of Section 5.6 in its entirety and replacing it with the following subsection (a):

“(a) ACSD shall be obligated to accept each Cubist Purchase Forecast and each purchase order (including purchase orders that exceed the Purchase Forecast by any amount); provided that (i) such Purchase Forecasts and purchase orders do not require delivery of Product in any calendar year in excess of []* of Product, (ii) such Purchase Forecasts and purchase orders do not require delivery of Worldwide Product in any calendar quarter in excess of []*. A failure of ACSD to accept a Cubist Purchase Forecast or purchase order that meets the requirements set forth above shall constitute a breach by ACSD of a material obligation under Section 12.2(a)(i) of the Agreement. ACSD shall not be in breach of this Section 5.6(a) if ACSD’s failure to supply Product is due to a Force Majeure event. Delivery dates will be set independently from Product release and invoice dates as described in Section 5.7.”

The Agreement is hereby further amended by adding the following subsection (e) at the end of Section 5.6.

“(e) In the event that ACSD and/or Cubist commence efforts to increase the capacity of the Facility, ACSD and Cubist shall agree upon the increase to the capacity restrictions set forth in 5.6(a) (i) and (ii) above, such that the capacity restrictions shall be at least []* of the new theoretical capacity of the Facility.”

5.    Amendment of Section 6.1. The Agreement is hereby amended by deleting Section 6.1 thereof in its entirety and replacing it with the following Section 6.1:

“6.1    Product Price

(a)For all Product ordered by Cubist for delivery on or after []* through []*, Cubist shall pay for the Product in []* according to the Product Price Schedule attached hereto as Exhibit H (such Product Price Schedule, as updated from time to time in accordance with Sections 6.1(b) and (c) below, referred to herein as the “Product Price Schedule”).

(b)Prior to []* and each []* anniversary of such date thereafter, Cubist and ACSD shall update the Product Price Schedule appended to this Agreement as Exhibit H to reflect any change of more than []* to []* set forth in the schedule attached hereto as Exhibit H-1 (the “[]*”), excluding any change in the []* covered by the adjustments described in Section 6.1(c). Any adjustments to the prices set forth on the Product Price Schedule shall be effective for all Product ordered by Cubist for delivery on or after []* of the immediately following calendar year (e.g., the prices

*Confidential Treatment Requested. Omitted portions filed with the Commission.    2

agreed to by []* will be effective on []*). In order to verify any changes to the Product Price Schedule, ACSD shall permit Cubist to conduct a thorough review of []*, in substantially the same manner and to substantially the same degree as such review of []* was conducted by Cubist prior to the completion of Exhibit H. Following the completion of Cubist’s review of all materials supporting such changes, ACSD and Cubist shall update the Product Price Schedule. If ACSD and Cubist cannot agree upon any changes to the Product Price Schedule on or before, []* of the applicable calendar year, the Product prices set forth on Exhibit H shall remain in effect until the parties can agree on the new Product Price Schedule (which shall be effective as of []* of the applicable calendar year).
(c)The Product prices set forth on the then-current Product Price Schedule may be adjusted on an []* basis, effective on each []*, beginning on []*, upon []* written notice from ACSD to Cubist []*, provided, however, that in no event shall such increase or decrease be more than []* per []*.
(d)The appropriate price from the Product Price Schedule shall be determined using the number of kgs of Product forecast by Cubist to be delivered during the relevant calendar year in accordance with Section 5.3. At the end of each calendar year, if the actual number of kgs of Product ordered to be delivered during such calendar year would cause the price per kg according to the Product Price Schedule to be different than previously paid by Cubist, then, no later than March 31st of the following calendar year, Cubist shall pay to ACSD the additional amount if Cubist paid too little; or ACSD shall pay to Cubist the amount Cubist overpaid if Cubist paid too much.
(e)ACSD will work diligently and in good faith with Cubist to achieve all feasible cost savings with respect to the []*.

6.    Amendment of Section 6.5. The Agreement is hereby amended by adding the following as a new second paragraph to subsection (a) of Section 6.5:

“In addition to the Product requirements set forth above, and elsewhere in this Agreement, ACSD shall use good faith and diligent efforts to ensure that all Product delivered in any calendar quarter shall, together, have an average Product []* target of at least []*, but in no event shall such average Product []* be less than []* on a quarterly basis (the “Quarterly Average Product []*”). In the event that ACSD delivers Product to Cubist that meets the Product Specifications, but nonetheless would cause ACSD to fail to meet the Quarterly Average Product []*, then (i) for the first occurrence of such failure, Cubist and ACSD shall meet to discuss the implementation of a plan to avoid such future failures, and (ii) for any subsequent failures, Cubist shall have the right to reject any batch(es) of Product that caused the failure of the Quarterly Average Product []*. Notwithstanding the above, before Cubist rejects any Product for failure to meet the Quarterly Average Product []*, Cubist shall make a good faith determination that, despite the Product meeting the

*Confidential Treatment Requested. Omitted portions filed with the Commission.    3

Product Specifications, Cubist is unable to use the Product in its production due to the failure of the Quarterly Average Product []*. In the event any Product is rejected by Cubist in accordance with this paragraph, the provisions of Section 6.5 (b) shall apply to such Product and the provisions of Section 6.5(b) discussing the rejection and replacement of Product for the failure to meet Product Specifications shall apply mutatis mutandis to the Product rejected for causing the failure to achieve the Quarterly Average Product []*.”

7.    Amendment of Section 7. The Agreement is hereby amended by adding the following as a new second paragraph of Section 7:

“For the longer of: (i) the []*; and (ii) as long as Cubist []* plus an additional []*, neither ACSD nor any of its Affiliates shall:

(a)	manufacture, develop, supply or otherwise produce any product containing []* or any related []* used in the manufacture of []* for itself or any third party;

(b)
commence or participate in any action or proceeding (including, without limitation, any patent opposition or reexamination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any of such []*, or any claim thereof (each, a “Patent Challenge”);

(c)	actively assist any other person or entity in bringing or prosecuting any Patent Challenge; or

(d)
in any country where []*, file, or actively assist any other person or entity regarding the filing of, an Abbreviated New Drug Application containing a Patent Challenge, or equivalent filing outside of the United States, for any product containing []*.

In the event the exclusivity provisions under this Section 7 constitute a breach of applicable anti-trust law, the Parties shall cooperate in good faith to agree upon exclusivity provisions which are in line with such anti-trust law.”

*Confidential Treatment Requested. Omitted portions filed with the Commission.    4

8.    Amendment of Section 12.1. The Agreement is hereby amended by deleting Section 12.1 thereof in its entirety and replacing it with the following Section 12.1:

“12.1    Term

This Agreement shall take effect as of the Effective Date and shall remain in effect until June 30, 2024, unless sooner terminated in accordance with Section 12.2 or extended in accordance with this Section 12.1. All applicable terms and conditions of this Agreement shall remain in effect during the extension term, unless expressly amended in writing by the parties. Cubist may renew this Agreement for additional two-year extension terms by providing written renewal notice to ACSD not later than eighteen (18) months prior to the expiration of the then current extension term.”

9.    Amendment to Exhibit. The Agreement is hereby amended by replacing the existing Exhibit H with the Exhibit H attached to this Amendment No. 7.

10.    Inventory Levels. ACSD shall at all times maintain at least []*’ inventory of []* sufficient for the production of Products under the Agreement.

11.    Dedication of New []*. The new []* located in []* of the Facility, a description of which is attached hereto as Exhibit 1 (the “New []*”), will be dedicated by ACSD to Cubist. ACSD shall not directly or indirectly use the New []* for any other customer or project without Cubist’s prior written authorization. In addition, all of the equipment in the Facility outside of the New []*, including, but not limited to, the equipment used by ACSD in the Facility’s []* and []* and any other equipment set forth in the list attached hereto as Exhibit 2, will not be used by ACSD to produce any []* or other []* without Cubist’s prior written consent. Upon at least six (6) months prior written notice to ACSD of its intent to use such equipment, Cubist shall have the right to use any such equipment in the Facility on a first priority basis. ACSD will maintain complete and accurate records for such equipment, including, but not limited to, logbooks and cleaning records, as reasonably requested by Cubist or as otherwise needed to support cGMPs. Such records will be made available to Cubist upon its reasonable request for review.

12.    No Other Amendments. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The terms and conditions herein and subject matter hereof shall at all times be considered Confidential Information of Cubist, as defined in the Agreement. The Agreement and this Amendment No. 7 shall be read and construed together as a single agreement and the term “Agreement” shall be deemed a reference to the Agreement as amended by This Amendment No. 7. This Amendment No. 7 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. In making proof of this Amendment No. 7 it shall not be necessary to produce or account for more than one such counterpart.

*Confidential Treatment Requested. Omitted portions filed with the Commission.    5

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 7 to be executed by their duly authorized representatives as of the Amendment Effective Date.

ACS DOBFAR SpA

By:     /s/ Marco Falciani

Name:     Marco Falciani

Title:     President

Date:     July 1, 2014

CUBIST PHARMACEUTICALS, INC.

By:    /s/ Robert J. Perez

Name:    Robert J. Perez

Title:    President & Chief Operating Officer

Date:    July 10, 2014

*Confidential Treatment Requested. Omitted portions filed with the Commission.    6

EXHIBIT H

PRODUCT PRICE SCHEDULE EFFECTIVE []*

KGS ORDERED-LOWER	KGS ORDERED-UPPER	PRICE IN []*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*

*Confidential Treatment Requested. Omitted portions filed with the Commission.    7

EXHIBIT H-1

[]*
as of the Amendment No. 7 Effective Date

Code	Description	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*
[]*	[]*	[]*

*Confidential Treatment Requested. Omitted portions filed with the Commission.    8

EXHIBIT 1

DESCRIPTION OF NEW []*

*Confidential Treatment Requested. Omitted portions filed with the Commission.    9

EXHIBIT 2

EQUIPMENT LIST

Function	Equipment Code
[]*	[]*
[]*
[]*	[]*
[]*
[]*
[]*
[]*
[]*
[]*
[]*	[]*
[]*
[]*
[]*

*Confidential Treatment Requested. Omitted portions filed with the Commission.    10